1997 MANAGEMENT INCENTIVE PLAN
                        February 27, 1997
                     Amended March 10, 1997

SECTION I:  LONG TERM INCENTIVE PLAN (LTIP) OPTION GRANTS

1. The LTIP applies to the Management team and other recommended employees who are key contributors including sales personnel. Options will be granted on an annual basis.
2. The LTIP is based on corporate revenue growth and RONAEBIT (the metrics). RONAEBIT is defined as: earnings before interest and taxes/average net assets employed, and is calculated using the financial results from the two fiscal years ending just prior to the grants.
3. The individual's target participation units are based on his/her contribution to these metrics.
4. The Company will grant LTIP benefits in the form of Datakey incentive stock options under the Company's 1997 Stock Option Plan. The number of shares underlying the options for each participant and the exercise price will be defined at the beginning of a fiscal year, using the Company's financial performance figures from the previous two years. The actual vesting schedule will depend on the Company's financial results during the two fiscal years.
5. The LTIP option grants will be made based on the following formula: Individual target participation units x LTIP performance factor (from table below).
6.   RONAEBIT is calculated after all incentives are paid.

                                            LTIP PERFORMANCE FACTOR TABLE
                                          Revenue Growth for 2 Year Period

RONAEBIT       <25%      25%       50%       75%       100%      125% or >
<15%           0         0         0         0         0         0
15%            0         0         0.25      0.5       .75       1
25%            0         0.25      0.5       1         1.5       2
35% or >       0         0.5       0.75      1.5       2.25      3


This table may be interpolated for incentive payout calculation.

SECTION 2:  LTIP NOTES AND ASSUMPTIONS

The RONAEBIT calculation for the previous two-year period is determined using operating income after deductive the short-term bonus accrual expense. Since the stock options will be granted at the fair market value on the date of grant with a fixed number of options and fixed term, no compensation expense will be recorded during the operating periods. The only accounting transactions that will take place during the two-year period after the grant include (i) the footnote disclosure for FAS123 and (ii) the common stock equivalent calculation that is taken into account in determining primary and fully diluted shares for EPS calculations.

Early in each fiscal year, each manager will be granted an option to purchase such number of shares equal to three times the "LTIP financial performance figure" for such person. Based on year-end financial results of the following two years, if the company's performance during such two-year period qualifies for a "1 times payout," the first set of options will vest immediately. If the performance qualifies for "2 times payout," the second set will vest, and if it qualifies for "3 times payout," the third set of options will vest. In the event none of the performance criteria are met for such two-year period, all the options will vest at the end of 5 years.

Since the number of shares and the price must be determined at the time the option is granted in order for compensation expense to be avoided, there is no provision for interpolation of the number of shares. In other words, if the base number of shares (the LTIP financial performance figure) is 5,000, then the individual gets early vesting of 5,000, 10,000 or 15,000 shares and no intervals in between. If the minimum level is not reached, all 15,000 shares will vest at the end of five years. To accommodate the same result as interpolation of shares, the vesting schedule will reflect the financial performance level. For example, at a performance level of .25 in the above LTIP table (50% revenue growth and 15% RONAEBIT or 25% revenue growth and 25% RONAEBIT), the number of shares in this example will be as follows:
(At .50 the first set is vested in 3.50 years and at .75 level the first set is vested at 2.75 years).

     5,000 shares vested in 4.25 years first set
     5,000 shares vested in 5.00 years second set
     5,000 shares vested in 5.00 years third set
     -----
     15,000 Total

At performance level of 1, the number of shares and the vesting is as follows:

     5,000 shares vested in 2.00 years first set
     5,000 shares vested in 5.00 years second set
     5,000 shares vested in 5.00 years third set
     -----
     15,000 Total

At performance level of 2, the number of shares and the vesting is as follows:

     5,000 shares vested in 2.00 years first set
     5,000 shares vested in 2.00 years second set
     5,000 shares vested in 5.00 years third set
     -----
     15,000 Total

At performance level of 3, the number of shares and the vesting is as follows:

     5,000 shares vested in 2.00 years first set
     5,000 shares vested in 2.00 years second set
     5,000 shares vested in 2.00 years third set
     -----
     15,000 Total

To determine the vesting if performance falls in between levels 1, 2 and 3, the number of years for vesting is determined by using the following vesting schedule for the fractional performance and adding that to the shares with full performance:

     .25  4.25 years
     .50  3.50 years
     .75  2.75 years

At a performance level of 2.25, for example, the vesting is as follows:

     5,000 shares vested in 2.00 years first set
     5,000 shares vested in 2.00 years second set
     5,000 shares vested in 4.25 years third set
     -----
     15,000 Total

SECTION 3:  ANNUAL INCENTIVE PLAN (AIP)

1. The AIP applies to the Management team (as selected by the Company's Board of Directors) and other key contributors except sales personnel (who participate under a separate plan).
2. The AIP rewards corporate revenue growth and reduced operating losses before tax. (See table below).
3. Participation level (target bonus percentage) is based on the individual's planned contribution to these metrics.
4. The Individual Performance Coefficient is a numerical rating of 0.5-1.0 recommended by the President and approved by the Compensation Committee on the individual's actual contribution to the measurement metrics.
5. The Plan formula is: Base compensation x financial performance coefficient x target bonus percentage x individual performance coefficient.
6. Pre-tax operating loss for calculation purposes is defined as the loss before incentive payout.

                                       Financial Performance Coefficient Table

REVENUE                                         PRETAX OPERATING LOSS

                              110% plan      plan to        75% plan to
               >110% plan     to plan        75% plan       50% plan       <50% plan
<90% plan           0              0              0              0              0

90% plan to
100% plan           0              .25            .5             .75            1
100% plan to
120% plan           0              .5             1              1.2            1.4
120% plan to
140% plan           0              .75            1.2            1.5            1.8

>140% plan          0              1              1.4            1.8            2.2

This table may not be interpolated for incentive payout calculation.